Exhibit 2
                  Opinion and consent of Richard J. Wirth, Esq.

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                                                                October 29, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Phoenix Life and Annuity Company Variable Universal Life Account Phoenix Life and Annuity Company
         Post-Effective Amendment No. 7 to Form S-6
         Registration Nos. 333-12989 and 811-7835

Dear Sirs:

As Counsel to the depositor, I am familiar with the variable life insurance policies, Phoenix Executive Benefit and Phoenix Corporate Edge ("Policies"), which are the subject of the above-captioned Registration Statement on Form S-6.

In connection with this opinion, I have reviewed the Policies, the Registration Statement, the Charter and By-Laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Policies.

Based upon this review, I am of the opinion that the Policies, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life and Annuity Company.

My opinion is rendered solely in connection with the Registration Statement and may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement, and to my being named under "Legal Matters" therein.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 (File No. 333-12989) filed by Phoenix Life and Annuity Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                            Very truly yours,


                                            /s/ Richard J. Wirth

                                            Richard J. Wirth, Counsel
                                            Phoenix Life and Annuity Company